Exhibit (n)(4)
POWER OF ATTORNEY
The undersigned directors of COUNTRY Investors Life Assurance Company, an Illinois stock insurance company (the “Company”), hereby constitute and appoint James M. Jacobs and David A. Magers, and each of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution to each, for him and on his behalf and in his name, place and stead, to execute and file any of the documents referred to below relating to registration number 333-106757 under the Securities Act of 1933 and registration number 811-21394 under the Investment Company Act of 1940 with respect to any insurance or annuity contracts: registration statements on any form or forms under the Securities Act of 1933 and under the Investment Company Act of 1940, and any and all amendments and supplements thereto, with all exhibits and all instruments necessary or appropriate in connection therewith, each of said attorneys-in-fact and agents and him or their substitutes being empowered to act with or without the others or other, and to have full power and authority to do or cause to be done in the name and on behalf of the undersigned each and every act and thing requisite and necessary or appropriate with respect thereto to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may do or cause to be done by virtue thereof.
IN WITNESS WHEREOF, the undersigned has hereto set his or her hand on the date set forth below.

NAME	DATE

/s/ Philip Nelson	12/21/2009

Philip Nelson

/s/ Richard Geuber, Jr	12/21/2009

Richard Guebert, Jr.

/s/ Michael Kenyon	12/21/2009

Michael Kenyon

/s/ Charles Cawley	12/21/2009

Charles Cawley

/s/ Wayne Anderson	12/21/2009

Wayne Anderson

/s/ James Schielein	12/21/2009

James Schielein

/s/ Scott Halpin	12/21/2009

Scott Halpin

/s/ William Olthoff	12/21/2009

William Olthoff

/s/ David Meiss	12/21/2009

David Meiss

/s/ Kent Schleich	12/21/2009

Kent Schleich

NAME	DATE

/s/ Terry Pope	12/21/2009

Terry Pope

/s/ Dale Hadden	12/21/2009

Dale Hadden

/s/ Troy Uphoff	12/21/2009

Troy Uphoff

/s/ Chris Hausman	12/21/2009

Chris Hausman

/s/ Richard Ochs	12/21/2009

Richard Ochs

/s/ Steve Hosselton	12/21/2009

Steve Hosselton

/s/ Chad Shultz	12/21/2009

Chad Shultz

/s/ Darryl Brinkmann	12/21/2009

Darryl Brinkmann

/s/ J.C. Pool	12/21/2009

J.C. Pool

/s/ James Anderson	12/21/2009

James Anderson